CPI Aerostructures, Inc. S-8

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of CPI Aerostructures, Inc. of our report dated April 15, 2021, with respect to the consolidated financial statements of CPI Aerostructures, Inc. as of December 31, 2020 and 2019 and for the years then ended appearing in the Annual Report on Form 10-K of CPI Aerostructures, Inc. for the year ended December 31, 2020.

/s/ CohnReznick LLP

New York, New York

April 27, 2021